Exhibit 99.1

Press / Investor Contact:	Sales/Marketing Contact:

Bonnie Ortega	Hanna Wagari
VP, Corporate Communications	VP, Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1005
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM’S EXCELLAGEN® NAMED AS TOP 10 INNOVATION IN PODIATRY

SAN DIEGO, CA – August 1, 2012 – Cardium Therapeutics (NYSE MKT: CXM) today announced that its professional-use Excellagen® (formulated collagen gel 2.6%) wound care product was selected as one of the top ten podiatry innovations in 2012 by the publication Podiatry Today. The Company also announced that it will be introducing Excellagen at the American Podiatric Medical Association (APMA) National Meeting (Booth 1910) being held August 16 – 19, 2012 in Washington, DC.

The report, entitled “The Top 10 Innovations in Podiatry,” states that Excellagen, “A new topical gel may help foster improved healing in chronic wounds.” It is noted that “the product’s full-length collagen molecules are in their natural, fibrillar form, and are formulated in a unique physiologic buffer that ensures maintenance of the collagen molecule’s structure and function,” as stated by Arthur Tallis, DPM, a Fellow of the American Professional Wound Care Association and the American College of Foot and Ankle Surgeons, who was a clinical investigator in the multi-center Phase 2b MATRIX study. The article can be viewed online at http://www.podiatrytoday.com/top-10-innovations-podiatry?page=3 and will appear in the August 2012 print issue of Podiatry Today.

As reported by Podiatry Today, “Dr. Tallis has applied Excellagen following surgical debridement in the presence of blood cells and platelets,” and noted that “Excellagen activates human platelets, triggering the release of platelet-derived growth factors (PDGF).” With regard to the practice of podiatry and patient compliance, it was noted that “Excellagen can save time for the physician and patient as dressing changes are required only once a week.” In terms of ease of application and use, it was stated that “additional advantages of Excellagen are that no thawing or mixing of components is required prior to use,” and that “one can easily apply the formulation to wounds of all sizes and shapes, and the product achieves complete, even wound coverage without dripping.”

About Excellagen

Excellagen is an FDA-cleared highly-purified formulated collagen topical gel (2.6%) engineered for debridement and platelet activation and to support a favorable wound healing environment for non-healing lower extremity diabetic ulcers and other dermal wounds. Excellagen’s unique high-molecular weight structured collagen formulation is topically applied through easy-to-control, pre-filled, sterile, single use syringes and its viscosity-optimized gel formulation is designed for application at only one or two week intervals. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Following FDA clearance, Cardium conducted additional studies showing that Excellagen can activate platelets to trigger the release of Platelet-Derived Growth Factor (PDGF), which is recognized as an important wound healing facilitator.

Cardium’s market research indicates that physicians seek easy-to-use products to reduce preparation time and facilitate product application—and Excellagen’s unique, ready-to-use syringe-based collagen gel requires no thawing or mixing. Because of its specialized formulation, only a thin layer needs to be applied over the wound area, and one syringe containing 0.5 cc of Excellagen covers wounds up to 5cm2 in size using the supplied 24-gauge sterile, single-use flexible applicator tip. To learn more about new Excellagen and for product ordering information, please visit http://www.excellagen.com/pdf/Excellagen-FactSheet-for-Physician.pdf and view the information video, Excellagen: A New Wound Care Pathway for Diabetic Foot Ulcers, at http://www.excellagen.com/excellagen-video.html.

About Cardium

Cardium is an asset-based, health sciences and regenerative medicine company focused on acquiring and strategically developing innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen® topical gel for wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that we can have Excellagen or our other products manufactured in a successful and cost-effective manner; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that our exchange listing compliance can be maintained; that new collaborative partners will be found; that additional product opportunities will be established; or that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.